News Release

Contacts:
Investors: Mike McIntyre, Consolidated Concepts Inc., +1-718-701-4314
Media:  Ronald Trahan, Ronald Trahan Associates Inc., +1-508-359-4005, x108

Prospero Minerals Corp. announces name change for its subsidiary

NEW YORK, June 22, 2006—Prospero Minerals Corp. (OTC BB: PSPO) announced today that, effective May 23, 2006, it has changed the corporate name of its ‘Lobaye Gold SARL’ subsidiary to ‘Prospero Centrafrique SURL’ to harmonize its identity with its parent company.

Prospero’s President and CEO, Chris Roth, is General Manager of Prospero Centrafrique SURL, a mineral exploration company operating in the Republic of Central Africa.

Prospero Minerals Corp. (www.prospero-minerals.com) is focused on cost-effective exploration and development of mineral deposits—primarily gold and diamonds—in the Central African Republic.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Prospero Minerals Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to Prospero’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Prospero’s forward-looking statements. Prospero undertakes no obligation to revise these statements following the date of this press release.

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